EXHIBIT 4.2

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUATION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED NEITHER TH EWARRANT NOR THE SHARE MAY BE SOLD, PLEDGED, OR OTHERWISE TRANSFFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RUL 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN THIS WARRANT OR THE SHARES ISSUABLE HEREUNDER.

Issuer: Zero Gravity Solutions, Inc.	Warrant No._______
Class of Stock: Common Stock	_______ Shares of Common
Issue Date:__________	Stock As Herein Described
Expiration Date: Five Years from Issue Date

CLASS A WARRANT TO PURCHASE COMMON STOCK

This is to certify that, for value received, __________, or a proper assignee (in each case, “Holder”) is entitled to purchase, subject to the provisions of this Warrant, from Zero Gravity Solutions, Inc., a Nevada corporation (“Company”) that number of shares of the Company’s common stock (“Common Stock”) set forth in Section 1.1 below.

ARTICLE 1

DESCRIPTION OF WARRANTS

1.1    Warrants.    The Company hereby grants to Holder the right to purchase _______ shares of the Company’s Common Stock (“Shares” or “Warrant Shares”).

1.2    Expiration of Warrants.    The Warrant shall expire and Holder shall no longer be able to purchase the Warrant Shares after five years from the issue date (“Expiration Date”).

ARTICLE 2

EXERCISE

2.1    Exercise and Price. Holder may exercise this Warrant by timely delivering a duly executed Warrant Notice of Exercise in substantially the form attached as Appendix 1, together with the Exercise Price, to the principal office of the Company.

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2.2    Delivery of Certificate and New Warrant. As promptly as practicable after the receipt of the Warrant Notice of Exercise, but in any event not more than two (2) Business Days after the Company’s receipt of the Warrant Notice of Exercise, the Company shall issue the Warrant Shares being purchased and cause to be mailed for delivery by overnight courier, or if a Registration Statement covering the Shares has been declared effective by the SEC, cause to be electronically transferred, to Holder a certificate representing the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new Warrant substantially in the form of this Warrant representing the right to acquire the portion of the Shares not so acquired.

2.3    Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount of the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

2.4    Exercise Price. The Exercise Price of this Warrant shall be $2.00 per Share payable in cash.

ARTICLE 3

ADJUSTMENT TO THE SHARES

The number of Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

3.1    Reclassification. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant, then, and in any such case, the Holder, upon the exercise hereof at any time after the consummation of such reclassification or change, shall be entitled to receive In lieu of each Share theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and/or property received upon such reclassification or change by a holder of one Share. The provisions of this Section 3.2 shall similarity apply to successive reclassifications or changes.

3.2    Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Shares, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of combination.

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3.3    Stock Dividends.    If the Company, at any time while this Warrant is outstanding shall pay a dividend with respect to its Shares payable in Shares, or make any other distribution of Shares with respect to Shares (except any distribution specifically provided for in Section 3.1 and Section 3.2 above), then the Exercise Price shall be adjusted, effective from and after the date of determination of shareholders entitled to received such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction, (a) the numerator of which shall be the total number of Shares outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of Shares outstanding immediately after such dividend or distribution.

3.4    Non-Cash Dividends. If the Company at any time while this Warrant is outstanding shall pay a dividend with respect to Shares payable in securities other than Shares or other non-cash property, or make any other distribution of such securities or property with respect to Shares (except any distribution specifically provided for in Section 3.1 and Section 3.2 above), then this Warrant shall represent the right to acquire upon exercise of this Warrant such securities or property which a holder of Shares would have been entitled to receive upon such dividend or distribution, without the payment by the Holder of any additional consideration for such securities or property.

3.5.    Effect of Reorganization and Asset Sales. If any (i) reorganization or reclassifications of the Common Stock (ii) consolidation or merger of the Company with or into another corporation, or (iii) sale of all or substantially all of the Company’s operating assets to another corporation followed by a liquidation of the Company (any such transaction shall be referred to herein as an “Event”), is effected in such a way that holders of Common Stock are entitled to receive securities and/or assets as a result of their Common Stock ownership, the Holder, upon exercise of this Warrant, shall be entitled to receive such shares of stock securities or assets which the Holder would have received had it fully exercised this Warrant on or prior the record date for such Event. The Company shall not merge into or consolidate with another corporation or sell all of its assets to another corporation for a consideration consisting primarily of securities of such corporation, unless the successor or acquiring corporation, as the case may be, shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed or observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 3. The foregoing provisions shall similarly apply to successive mergers, consolidations or sales of assets.

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3.6.    Adjustment of Number of Shares. Upon each adjustment in the Exercise Price, the number of Shares shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares, purchasable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

3.7    No Impairment. The Company shall not, by amendment of its articles of incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolutions, issues, or sales of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all such action as may be reasonably necessary appropriate to protect Holder’s rights hereunder against impairment. If the Company takes any action affecting its Common Stock other than as described above that adversely affects Holder’s rights under this Warrant, the Exercise Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Exercise Price of this Warrant is unchanged.

3.8.    Fractional Shares. No fractional Shares shall be issuable upon the exercise of this Warrant, and the number of Shares to be issued shall be rounded to down to the nearest whole share.

3.9    Certificate as to Adjustments. Upon any adjustment of the Exercise Price, the Company, at its expense, shall compute such adjustment and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

3.10.    No Rights of Shareholders. This Warrant does not entitle Holder to any voting rights or any other rights as a shareholder of the Company prior to the exercise of Holder’s right to purchase Shares as provided herein.

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ARTICLE 4

REPRESENTATIONS AND COVENANTS OF THE COMPANY

4.1    Representation and Warranties. The Company hereby represents and warrants to Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances.

4.2    Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of Common Stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company’s securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of the Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

4.3    Information Rights. So long as Holder holds this Warrant and/or any of the Shares, the Company shall deliver to Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days of their availability, the annual audited financial statements of the Company certified by independent public accountants of recognized standing, and (c) within (45) days after the end of each fiscal quarter or each fiscal year, the Company’s quarterly, unaudited financial statements.

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4.4    Reservation of Warrant Shares. The Company has reserved and will keep available, out of the authorized and unissued shares of Common Stock, the full member of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant.

ARTICLE 5

LIMITED REGISTRATION RIGHTS

5.1    Definitions.

(a)     As used in this Agreement, the following terms have the meanings:

(i)	“Affiliate” of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities, ownership or otherwise; and the terms “controlling” and “controlled” have the respective meanings correlative to the foregoing.

(ii)	“Commission” means the Securities and Exchange Commission.

(iii)	“Person” means any individual, partnership, corporation, limited liability Company, joint stock company, association, trust, unincorporated organization, or a government agency or political subdivision thereof.

(iv)	“Prospectus” means the prospectus (including, without limitation, any preliminary prospectus and any financial prospectus filed pursuant to Rule 424b, under the Securities Act, including any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430b, under the Securities Act) included in the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

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(v)	“Public Offering” means an offer registered with the Commission and the appropriate state securities commissions by the Company under the Exchange Act and incorporated by reference therein.

(vi)	“Registered Securities” means the Common Stock issued (i) upon exercise of the Warrants, and (ii) in connection with any distribution, recapitalization, stock-split, stock adjustment or reorganization of the Company; provided, however, a share of Common Stock shall cease to be a Registrable Security for purposes of this Agreement when it no longer is a Restricted Security.

(vii)	“Registration Statement” means a registration statement of the Company filed on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits to and other material incorporated by reference in such registration statement and Prospectus.

(viii)	“Restricted Security” means any share of Common Stock issued upon exercise of Warrants except any such share that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement, (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act 9or any successor provision thereto) or (iii) otherwise has been transferred and a new share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

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(ix)	“Securities Act” means the Securities Act of 1993, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

5.2    Registration Rights. The Holder of the Warrant may be entitled to registration rights for the registration of the Registrable Securities if, within six months from the issue date of the Warrant, the Company files with the Commission a Registration Statement, under the Securities Act for the resale of the Company’s Common Stock. In the event the Company does file such a Registration Statement, the Holder of the Warrant will have the limited right to include, or “piggyback” in the Registration Statement, their shares of Common Stock issuable upon exercise of the Warrant. The Company is under no obligation to file Registration Statement.

5.3    Filing and Effectiveness of Registration Statement. In the event the Company files a Registration Statement relating to the offer and sale of the Registrable Securities pursuant to Section 5, then the Company will use its best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable. The Company shall notify the Holder by written notice that such Registration Statement has been declared effective by the Commission within 24 hours of such declaration by the Commission.

5.4    Restrictions Relating to Registration Statement. Any Registration Statement filed by the Company pursuant to Section 5 will be subject to the provision that any investment banker and/or underwriter that the Company may engage in connection with the Registration Statement and any Public Offering may, in its discretion, severely limit, restrict or completely negate the ability of the Holder of the Warrant to include their shares of Common Stock in any Registration Statement and Public Offering. Thus, the right to piggyback the Registrable Securities into a Registration Statement will be subject to and contingent upon approval by such investment banker and/or underwriter and further limited to any restrictions or limitations that may be imposed on the Registration statement by the Commission.

5.5    Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 5, but including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees and accounting fees, shall be borne by the Company.

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5.6    Assignment. The limited rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by Holder to any transferee of all or any portion of such Registrable Securities (or all or any portion of the Warrants only if (a) Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name, address and tax identification number of such transferee or assignee and (ii) the securities with respect to which registration rights are being transferred or assigned, (c) if immediately following such transfer or assignment, the securities so transferred or assigned to the transferee or assignee constitute Restricted Securities and (d) at or before the time the Company received written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

ARTICLE 6

REPRESENTATIONS AND COVENANTS OF THE HOLDER

6.1    Private Issue. Holder understands (i) that the Shares issuable upon exercise of the Holder’s rights contained in the Warrant are not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by the Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on Holder’s representations set forth in this Article 6.

6.2    Financial Risk. Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

6.3    Risk of No Registration. Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Act, or file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934 (the “1934 Act”), or if a registration statement covering the securities under the Act is not in effect when it desires to sell (i) the right to purchase Shares pursuant to the Warrant, or (ii) the Shares issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period.

6.4    Accredited Investor.     Holder is an “accredited investor,” as such term is defined in Paragraph D promulgated to the Act.

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ARTICLE 7

MISCELLANEOUS

7.1    Term.    This Warrant is exercisable, in whole or in part, at any time and from time to time on or after the Issue Date and on or before the Expiration Date set forth above.

7.2    Compliance with Securities Laws on Transfer. This Warrant may not be transferred or assigned in whole or in part without the compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of the Holder.

7.3    Transfer Procedure. Holder shall have the right without the consent of the Company to transfer or assign in whole or in part this Warrant and Shares issuable upon exercise of this Warrant. Holder agrees that unless there is in effect a registration statement under the Act covering the proposed transfer of all or part of this Warrant, prior to any such proposed transfer the Holder shall give written notice thereof to the Company (“Transfer Notice”). Each Transfer Notice shall describe the manner and circumstances of the proposed transfer in reasonable detail and, if the company so requests, shall be accompanied by an opinion of legal counsel obtained by Holder, in a form reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration under the Act; provided that the Company will not require opinions of counsel for transactions involving transfers to affiliates or pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the act, except in unusual circumstances.

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7.4    Notices, etc.    All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight service as follows:

If to the Company, to:

Zero Gravity Solutions, Inc.
190 NW Spanish River Boulevard
Suite 101
Boca Raton, FL 33431
Telephone: (561) 416-0400
Facsimile: (561) 416-8809

If to the Holder, to:

Name

Address

Phone Number

or at such other address as the Company shall have furnished to the Holder. Each such notice or other communication shall for all purposes of this agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earliest of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

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7.5    Counterparts. This agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Facsimile execution shall be deemed originals.

7.6    Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

7.7    Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

7.8    Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to its principals regarding conflicts of law.

7.9    Cashless Exercise. The Holder may elect to receive, without the payment by the Holder of any additional consideration, Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as is computed using the following formula:

X = Y (A-B)

A

Where

X =    the number of Shares to be issued to the Holder pursuant to this Section 7.9

Y =    the number of Shares covered by this Warrant in respect of which the net issuance election is made

A =    the fair market value of one Share of Common Stock, determined as set forth below at the time the cashless exercise is made

B =    the Exercise Price in effect under this Warrant at the time the net issuance election is made

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For the purposes of this Warrant, the “fair market value” of a share of Common Stock shall be deemed to be the last sale price of the Common Stock on the trading day prior to such date or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the high per share bid price for the Common Stock in the over-the-counter market, or if not so available, the fair market value of the Common Stock as determined in good faith by the Board of Directors, subject to the right of the holder to contest and appoint an appraiser to make such determination. In the event that the Holder disputes such determination of fair value, the Holder shall so inform the Company in writing within 10 days after receipt of the Company’s determination and the Company and such Holder shall negotiate in good faith to determine a mutually acceptable fair value. If such parties are unable to reach agreement within 30 days after the Holder has given the Company written notice of its dispute, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the Holder. The determination of such appraiser shall be borne by the Company.

IN WITNESS WHEREOF, the parties hereto have duly caused this Class A Warrant to Purchase Common Stock to be executed and delivered from the date first written above.

ZERO GRAVITY SOLUTIONS, INC.

By:	By:

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APPENDIX 1

WARRANT NOTICE OF EXERCISE

1.	The undersigned hereby elects to purchase ______ shares of the Common Stock of ZERO GRAVITY SOLUTIONS, INC. pursuant to the terms of the Class A Warrant to Purchase Common Stock issued on ____________________.

2.	Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name and Address)

3.	The undersigned makes the representations and covenants set forth in Article 5 of the Class A Warrant to Purchase Common Stock.

(Signature)

(Date)

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